SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 1, 2002

Pacific Sunwear of California, Inc.

(Exact Name of Registrant as Specified in Charter)

California	0-21296	95-3759463

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3450 East Miraloma Avenue, Anaheim, CA 92806-2101

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(714) 414-4000

5200 East La Palma Avenue, Anaheim, CA 92807

(Former Name or Former Address, if Changed Since Last Report)

ITEM 8. Change in Fiscal Year
SIGNATURES

ITEM 8. Change in Fiscal Year

     Effective February 1, 2002, Pacific Sunwear of California, Inc., a California corporation (the “Company”), changed it’s fiscal year end from the Sunday closest to the end of January to the Saturday closest to the end of January, with this change effective for fiscal 2001 so that the last day of fiscal 2001 shall be Saturday, February 2, 2002. The transition period will be covered in the Company’s Annual Report on Form 10-K for the year ended February 2, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Sunwear of California, Inc.

Date: February 14, 2002	By:	/s/ CARL W. WOMACK

	Name:	Carl W. Womack
	Title:	Senior Vice President, Chief Financial Officer and Secretary